Exhibit 4.28

SCOTT WILSON RPA	www.scottwilson.com

Suite 388
1130 W. Pender Street
Vancouver, BC V6E 4A4
Tel: (604) 602-6767
Fax: (604) 602-0235
Email:stewart.wallis@scottwilson.com

CONSENT

Ladies and Gentlemen:

The undersigned hereby consents to the references to (1) the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-80 being filed by Uranium One Inc. (the “Company”) under the United States Securities Act of 1933, as amended, in connection with the undersigned’s review of certain scientific and technical information contained in (a) the news release filed as an attachment to the Company’s Material Change Report dated February 16, 2007 and (b) the Company’s investor conference call and transcript thereof, dated June 4, 2007, wherein the undersigned’s name was incorrectly set forth as “Stuart Wallace,” and the related slide show dated June 4, 2007 and (2) all other references to the undersigned included or incorporated by reference in such Registration Statement.

Date: June 25, 2007

/s/ C. Stewart Wallis P.Geo.
C. Stewart Wallis P.Geo.